                                                                   EXHIBIT 5.1

                     [Willkie Farr & Gallagher Letterhead]




                                                     September 18, 1997


CalEnergy Company, Inc.
302 South 36th Street, Suite 400
Omaha, Nebraska  68131


CalEnergy Capital Trust IV
CalEnergy Capital Trust V
CalEnergy Capital Trust VI
c/o CalEnergy Company, Inc.
302 South 36th Street, Suite 400
Omaha, Nebraska  68131

Re:      CalEnergy Company, Inc.
         CalEnergy Capital Trust IV
         CalEnergy Capital Trust V
         CalEnergy Capital Trust VI
         Registration Statement on Form S-3



Ladies and Gentlemen:

                  We have acted as special counsel in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale by CalEnergy Company, Inc. (the "Company") from time to time of up to $1,500,000,000 aggregate principal amount of (i) senior debt securities, subordinated debt securities and convertible junior subordinated debt securities (collectively, the "Debt Securities"), (ii) preferred stock, no par value (the "Preferred Stock"), of the Company, (iii) common stock, par value $0.0675 per share (the "Common Stock"), of the Company, (iv) convertible preferred securities (the "Convertible Preferred Securities") of CalEnergy Capital Trust IV, CalEnergy Capital Trust V and CalEnergy Capital Trust VI, each a statutory business trust created under the Business Trust Act of the State of Delaware (each, a "Trust" and, collectively, the "Trusts") and (v) guarantees of the Convertible Preferred Securities by the Company (the "Guarantees"). The senior Debt Securities are to be issued pursuant to an Indenture (the "Senior Debt Indenture") between the Company and IBJ Schroder Bank & Trust Company, as trustee. The subordinated Debt Securities are to be issued

         CalEnergy Company, Inc.
         CalEnergy Capital Trust IV
         CalEnergy Capital Trust V
         CalEnergy Capital Trust VI
         September 18, 1997
         page 2


pursuant to an Indenture (the "Subordinated Debt Indenture") between the Company and The Bank of New York, as trustee. The convertible junior subordinated Debt Securities are to be issued pursuant to an Indenture (the "Convertible Junior Subordinated Debt Indenture") between the Company and The Bank of New York, as trustee. The Senior Debt Indenture, the Subordinated Debt Indenture and the Convertible Junior Subordinated Debt Indenture are referred to herein collectively as the "Indentures".

                  The Convertible Preferred Securities are to be issued pursuant to an Amended and Restated Declaration of Trust among the Company, as sponsor, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and certain individuals named therein as the initial regular trustees.

                  We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security,
(i) the Company or the relevant Trust, as the case may be, shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) such parties other than the Company or the relevant Trust shall have the power, corporate or other, to enter into and perform all obligations in accordance with the documents to be executed by such parties and we have also assumed that upon the execution and delivery by such parties of such documents that such documents shall constitute valid and binding obligations of such parties; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iv) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or the relevant Trust, or any restriction imposed by any court or governmental body having jurisdiction over the Company or the relevant Trust.

         CalEnergy Company, Inc.
         CalEnergy Capital Trust IV
         CalEnergy Capital Trust V
         CalEnergy Capital Trust VI
         September 18, 1997
         Page 3

                  Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

                  1. When the Indentures and any supplemental indenture to be entered into in connection with the issuance of any Debt Security have been duly authorized, executed and delivered by the relevant trustee and the Company, the specific terms of a particular Debt Security have been duly authorized and established in accordance with the applicable Indenture and such Debt Security has been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and the applicable underwriting or other agreement, such Debt Security will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as to the extent that enforcement may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar other laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                  2. Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable and enforceable in accordance with their terms, except as to the extent that enforcement may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                  3. When all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company under the Registration Statement, including upon conversion of the Debt Securities, the Preferred Stock or

         CalEnergy Company, Inc.
         CalEnergy Capital Trust IV
         CalEnergy Capital Trust V
         CalEnergy Capital Trust VI
         September 18, 1997
         Page 4

         the Convertible Preferred Securities, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

                  4. When the Guarantees have been duly authorized by the Company, the Guarantees have been duly executed and delivered by the Company and the Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Guarantees will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar other laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                  The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other country, state or jurisdiction.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement and in the related prospectus or any supplemental prospectus thereto.

                  This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                                   Very truly yours,

                                                   /s/ Willkie Farr & Gallagher